CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Northern Empire Bancshares' Registration Statement on Form S-8 of our report on the audit of Northern Empire Bancshares 401(k) Profit Sharing Plan as of
December 31, 2005 and 2004, and for the year ended December 31, 2005. Our report, which is dated June 29, 2006, appears in the Annual Report on Form 11-K of Northern Empire Bancshares 401(k) Profit Sharing Plan for the year ended December 31, 2005.


                                                /s/ MOSS ADAMS LLP
                                                ------------------

Santa Rosa, California
June 29, 2006